Exhibit 23.2

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

Mr. Chad Brownstein

RMR Industrials, Inc.

9595 Wilshire Blvd., Suite 310

Beverly Hills, CA 90212

Dear Mr. Brownstein:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Online Yearbook on Form S-8 of our report on the financial statements of the Company as its registered independent auditor dated October 28, 2014, as of and for the periods ended September 30, 2014 and 2013 and from inception to September 30, 2014.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

March 25, 2015

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